UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2010

FIRST DEFIANCE FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Ohio	0-26850	34-1803915
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

601 Clinton Street, Defiance, Ohio 43512

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (419) 782-5015

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(e) On June 30, 2010, First Federal Bank of the Midwest (the “Bank”), a wholly-owned subsidiary of First Defiance Financial Corp., adopted the First Federal Bank of the Midwest Executive Group Life Plan – Post Separation (the “Plan”) in which various employees, including the Company’s named executive officers, may participate.

Under the terms of the Plan, the Bank will purchase and own life insurance policies covering the lives of employees selected by the board of directors of the Bank as participants. The board has determined to include Messrs. Small, Hileman, Rohrs, Allen and Rose, as well as one other employee, as participants at this time.

The Bank will pay all premiums on these life insurance policies. Each participant may designate a beneficiary to receive a payment of the “Participant’s Interest” upon the participant’s death. The Participant’s Interest is equal to the lesser of: (1) two times the participant’s base salary as in effect in the year of the participant’s death, or if the participant’s dies after termination of employment, in the year prior to the participant’s termination; or (2) the net death proceeds payable under the life insurance policy minus the greater of (i) the cash surrender value or (ii) the aggregate amount of premiums paid by the Bank on the policy. Each year, participants will be taxed on the value of the insurance coverage provided by the life insurance policies purchased under the Plan in accordance with applicable provisions of the Internal Revenue Code.

The Bank may terminate any life insurance policy under the Plan at any time, subject to the right of a participant to purchase such policy. The Bank may amend or terminate the Plan at any time, provided that any amendment or termination may not reduce or eliminate the right of a participant under the Plan without the participant’s consent.

The participant may voluntarily terminate participation in the Plan, in which event the participant’s beneficiary shall forfeit any right to the Participant’s Interest. In addition, the participant’s beneficiary will forfeit any right to the Participant’s Interest if: (1) the participant is subject to a final removal or prohibition order issued by an appropriate federal banking agency pursuant to Section 8(e) of the Federal Deposit Insurance Act; (2) the participant is terminated for cause; (3) the participant commits suicide within two years after issuance of a life insurance policy under the Plan, or the issuer of a life insurance policy under the Plan denies coverage due to a material misstatement by the participant on any life insurance policy application or for any other reason. Generally, “cause” means the personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order or material breach of any provision of the Plan. However, no act or failure to act on the participant’s part shall be considered “willful” unless done, or omitted to be done, by the participant not in good faith and without reasonable belief that the participant’s action or omission was in the best interest of the Bank.

The foregoing summary is qualified in its entirety by reference to the agreement, a copy of which is attached as Exhibit 10.1 hereto.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	First Federal Bank of the Midwest Executive Group Life Plan – Post Separation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST DEFIANCE FINANCIAL CORP.

By:	/s/ Donald P. Hileman
Donald P. Hileman, Chief Financial Officer

Date: July 6, 2010

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